SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2002

DONNELLY CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or other Jurisdiction of Incorporation)	I-9716 (Commission File No.)	38-0493110 (IRS Employer Identification No.)
49 West Third Street, Holland, Michigan (Address of Principal Executive Offices)	49423-2813 (Zip Code)
(616) 786-7000 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes to Registrant's Certifying Accountant

On May 20, 2002, the Board of Directors of Donnelly Corporation (the "Company"), based on the recommendation of its Audit Committee, engaged PricewaterhouseCoopers, LLP as its independent public accountants to replace BDO Seidman LLP, who was also dismissed on May 20, 2002.

During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 20, 2002, there were no disagreements between the Company and BDO Seidman LLP on any matter of accounting principles and practices, financial statement disclosure, or audit scope which, if not resolved to BDO Seidman's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of BDO Seidman LLP on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from BDO Seidman LLP is attached hereto as Exhibit 16.

During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 20, 2002, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

  Exhibits.

16     Letter from BDO Seidman, LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLY CORPORATION By /s/ Kevin L. Brown Chief Financial Officer and Chief Accounting Officer

Date: May 21, 2002

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